EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Jensen Quality Growth Fund Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Jensen Quality Growth Fund Inc. for the period ended November 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Jensen Quality Growth Fund Inc. for the stated period.

/s/ Robert McIver	/s/ Shannon Contreras
Robert McIver President, The Jensen Quality Growth Fund Inc.	Shannon Contreras Treasurer, The Jensen Quality Growth Fund Inc.

Dated:	February 3, 2023

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Jensen Quality Growth Fund Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.